    EXHIBIT 11 - COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
     (In thousands of dollars except number of shares and per share amounts)
     (Retroactively restated for August 1997's stock dividend in the form of a two-for-one stock split)

                                                                                                  Year  Ended:

                                                                                    June 30,          June 30,        June 30,
                                                                                       1997              1996            1995
 Primary Earnings Per Share
    Net Income                                                                    $  112,713       $   80,955       $   45,243
    Add back after-tax interest expense for debentures                                   N/A              218              N/A
                                                                                 ----------------------------------------------
                                Adjusted net income used in primary computation   $  112,713       $   81,173       $   45,243
                                                                                 ==============================================
    Weighted average number of shares outstanding during period                   59,495,448       58,934,718       54,669,102
    Applicable number of shares for common stock equivalents
       (stock options) outstanding for period, using Treasury
       Stock Method based on average market price for period                       1,377,740        1,346,226          972,494
                                                                                 ----------------------------------------------
                          Weighted average number of shares used in computation   60,873,188       60,280,944       55,641,596
                                                                                 ==============================================

 Primary earnings per share:                                                           $1.85            $1.35             $.82
                                                                                ==============================================

 Fully Diluted Earnings Per Share
    Net Income                                                                    $  112,713       $   80,955       $   45,243
    Add back after-tax interest expense for debentures                                   N/A              218              N/A
    Add back after-tax interest expense for outstanding
      convertible subordinated notes and debentures                                    8,956            1,657            1,339
                                                                                 ----------------------------------------------
                          Adjusted net income used in fully diluted computation   $  121,669       $   82,830       $   46,582
                                                                                 ==============================================
    Weighted average number of shares outstanding during period                   59,495,448       58,934,718       54,669,102
    Applicable number of shares for common stock equivalents
       (stock options) outstanding for period, using Treasury
       Stock Method based on period ended market price                             1,493,246        1,373,424        1,279,352
    Number of shares to be issued if convertible
      subordinated notes and debentures were converted                            11,794,872        2,223,624        3,700,688
                                                                                 ----------------------------------------------
                          Weighted average number of shares used in computation   72,783,566       62,531,766       59,649,142
                                                                                 ==============================================
 Fully diluted earnings per share:                                                     $1.67            $1.33             $.78
                                                                                 ==============================================

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